At a shareholder meeting held on July 25, 2003 the shareholders of the Income Fund voted on the proposal listed below. The results of the voting were as follows:

Proposal 1: To approve or disapprove a proposed agreement and Plan of Reorganization (the "Reorganization Agreement") between the Acquired Fund (the Bond Fund) and the Acquiring Fund (the Income Fund), whereby the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange for Acquiring Fund shares to be distributed pro rata to the shareholders of the Acquired Fund in complete liquidation and termination of the acquired Fund.

Affirmative	6,263,775.000	86.683% of total shares	100.000%
 of shares voted
Against			0.000	.000% of total shares	.000% of
shares voted
Abstain			0.000	.000% of total shares	.000% of
shares voted


Proposal 2: To transact such other business as may properly come before the special meeting or at any adjournments thereof.

Affirmative	6,263,775.000	86.683% of total shares	100.000%
of shares voted
Against			0.000	.000% of total shares	.000% of
shares voted
Abstain			0.000	.000% of total shares	.000% of
shares voted


At a shareholder meeting held on August 1, 2003 the shareholders of the Bond Fund voted on the proposal listed below. The results of the voting were as follows:

Proposal 1: To approve or disapprove a proposed agreement and Plan of Reorganization (the "Reorganization Agreement") between the Acquired Fund (the Bond Fund) and the Acquiring Fund (the Income
Fund), whereby the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange for Acquiring Fund shares to be distributed pro rata to the shareholders of the Acquired Fund in complete liquidation and termination of the acquired Fund.

Affirmative	1,787,111.060	56.483% of total shares	92.214% of
 shares voted
Against 	31,079.000	.982% of total shares	1.604% of
shares voted
Abstain		119,813.645	3.787% of total shares	6.182% of
shares voted


Proposal 2: To transact such other business as may properly come before the special meeting or at any adjournments thereof.

Affirmative	1,757,598.793	55.550% of total shares	92.691% of
shares voted
Against 	120,022.538	3.793% of total shares	6.193% of
shares voted
Abstain		60,382.374	1.909% of total shares	3.116% of
shares voted